SUPPLEMENT  TO INVESTMENT ADVISORY CONTRACT

PIMCO Equity Series VIT 650 Newport Center Drive
Newport Beach, California 92660

February 15,2017

Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660


RE: Investments in PIMCO Funds: Private Account Portfolio Series PIMCO ShortTerm Floating NAV Portfolio IV (the Portfolio)

Dear Sirs:


PIMCO Equity Series VIT (the Trust) and Pacific Investment Management Company LLC (the Adviser) have entered into an Investment Advisory Contract dated March 30, 2010 (the Contract).

The Trust and the Adviser hereby agree to supplement the Contract as of the date hereof to reflect that the PIMCO StocksPLUS Global Portfolio may invest in shares of the Pm1folio.

Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

Investment Advisory Contract EXHIBIT A
(as ofFebruary 15, 2017)


PIMCO Equity Series VIT




Portfolio
PIMCO StocksPLUS Global Portfolio

Investment Advisory Fee #
0.30%



#		Each Portfolio may invest in shares of PIMCO Funds: Private
Account Portfolio Series  PIMCO ShortTerm Floating NAV Portfolio III and
PIMCO Funds: Private Account Portfolio  Series   PIMCO ShortTerm Floating
NAV Portfolio IV, each a series of PIMCO Funds (the PAPS Short Term Floating NAV Portfolios ). The PAPS ShortTerm Floating NAV Portfolios are offered only to series of the Trust (each an Investing Fund) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS ShortTerm Floating NAV Portfolios , and their whollyowned subsidiaries (if any), do not pay an investment advisory fee to PIMCO . By investing in a PAPS ShortTerm Floating NAV Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PAPS ShortTerm Floating NAV Portfolio , and its whollyowned subsidiaty (if any), under the investment advisory contract with PIMCO.

If the foregoing conectly sets forth the agreement between the Trust and the Adviser , please so indicate by signing and returning to the Trust the enclosed copy hereof.


Very truly yours ,

PIMCO EQUITY SERIES VIT


By:
Name: Henrik Larson
Title:Vice President


ACCEPTED:



By :
Name:  Peter Strelow
Title :    Managing Director



PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series PIMCO ShortTerm Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series PIMCO ShortTerm Floating NAV Portfolio IV
By :
Name:    Henrik Larson
Title:   Vice President